As filed with the Securities and Exchange Commission on September 9, 2022.
Registration Statement No. 333-266999

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIANA SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)
Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece
011 (30) 210 947-0100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Seward & Kissel LLP
Attention:  Edward S. Horton, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_________________________________________
Copies to:
Edward S. Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200 (telephone number)
(212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Diana Shipping Inc. is filing this Pre-effective Amendment No. 1 to its registration statement (the "Registration Statement") on Form F-3 (File No. 333-266999) as an exhibits-only filing for the purpose of filing a registration rights agreement as Exhibit 4.11. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 9. EXHIBITS
See the Exhibit Index on the page immediately following the signature pages on this Form F-3/A, which Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on September 9, 2022.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis and Edward S. Horton as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 9, 2022.

Signature	Title

/s/ Semiramis Paliou	Director and Chief Executive Officer
Semiramis Paliou	(Principal Executive Officer)

/s/ Simeon P. Palios	Director and Chairman of the Board
Simeon P. Palios

/s/ Anastassis Margaronis	Director and President
Anastassis Margaronis

/s/ Ioannis Zafirakis	Director, Chief Financial Officer, Chief Strategy Officer, Treasurer and Secretary
Ioannis Zafirakis	(Principal Financial Officer)

/s/ Eleftherios Papatrifon	Chief Operating Officer
Eleftherios Papatrifon

/s/ Maria Dede	Chief Accounting Officer
Maria Dede	(Principal Accounting Officer)

/s/ Simon Morecroft	Director
Simon Morecroft

/s/ Konstantinos Psaltis	Director
Konstantinos Psaltis

/s/ Kyriacos Riris	Director
Kyriacos Riris

/s/ Apostolos Kontoyannis	Director
Apostolos Kontoyannis

/s/ Konstantinos Fotiadis	Director
Konstantinos Fotiadis

Authorized Representative
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly undersigned representative of the Registrant in the United States, has signed this registration statement in Wilmington, Delaware on September 9, 2022.

BULK CARRIERS (USA) LLC

By:	Diana Shipping Inc., its Sole Member

By:	/s/ Semiramis Palios
Name:	Semiramis Palios
Title:	Director and Chief Executive Officer

Exhibits
Exhibit No.	Description of Exhibit

4.1	Form of Common Stock certificate (1)

4.10	Form of Warrant of Diana Shipping Inc. issued on August 17, 2022 to Sea Trade Holdings Inc.*

4.11	Registration Rights Agreement dated August 10, 2022, by and between Diana Shipping Inc. and Sea Trade Holdings Inc.

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to Diana Shipping Inc.*

8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters*

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1).*

23.2	Consent of Seward & Kissel LLP (included in Exhibit 8.1).*

23.3	Consent of Independent Registered Public Accounting Firm*

24	Powers of Attorney (contained in signature page).

107	Filing Fee Table*

_____________________
(1) filed as Exhibit 2.1 to the Registrant’s annual report on Form 20-F filed with the Commission on March 28, 2016.

*	Indicates a document previously filed with the Commission